Exhibit 10.11

Special Seal for Personal Loan Business of Shenzhen Branch

of China Construction Bank Co., Ltd.

Contract of Cloud Express Loan

Contract No.: 2020-0763-158097 (Jiang Yili)

Party A (Borrower): See the clause “Contractor Information” herein (Party A 1, Party A 2 and Party A 3 of Party A under the Contract are joint borrowers, collectively referred to as “Party A” in the Contract, meaning all/any of Party A 1, Party A 2 and Party A 3. )

Party B (Lender): See the clause “Contractor Information”

Party A applies to Party B for loan, and Party B agrees to provide loan. In accordance with relevant laws, regulations and rules, Party A and Party B conclude the Contract through negotiation for joint compliance.

Article 1 Loan amount

The loan amount provided by Party B to Party A is specified in Article 20 hereof.

The loan amount referred to in the Contract refers to the maximum available loan principal limit determined by Party B according to the credit evaluation on Party A and the guarantee provided by Party A, and Party A can use it under certain conditions. For the revolving loan amount, Party A may continuously apply for borrowing within the valid period of the loan amount, but the sum of the loan principal expended by Party A at any time and the loan release principal not fully repaid by Party A under the Contract shall not exceed the loan amount. For non-revolving loan amount, Party A may use all the loan amount at one time or apply for for multiple times within the validity period of the loan amount. However, the sum of the loan principal amount that Party A can use and the accumulated loan principal amount that Party A has used shall not exceed the loan amount.

Article 2 Loan amount validity period

I. See Article 21 herein for the validity period of the loan amount.

II. When the following conditions occur, the loan amount shall be invalid:

(1) The borrower or the operating entity has bad credit records determined by Party B.

(2) Events that affect the borrower’s repayment ability.

(3) The mortgaged property of mortgage loan is damaged, lost, reduced in value, sealed up and other circumstances affecting the mortgage right, and no guarantee approved by the borrower can be added.

(4) events affecting the guaranty liability of the guarantor of the guaranty loan.

(5) The mortgage loan after regular re-inspection by Party B deemed as existing changes herein.

(6) The borrower fails to use the loan for the purpose agreed herein.

(7) The borrower is dead or incapacitated for civil conduct or has been declared missing or dead by a people’s court.

(8) Other situations where the agreed amount of loan is invalid.

Article 3 The use of loan amount and available loan amount

I. During the valid period of the limit and the loan limit, Party A may apply for the loan as required, and both parties shall go through the corresponding formalities with the consent of Party B. The specific loan limit shall be determined according to the available loan limit.

II. Available loan amount refers to the loan amount that Party A can apply for and use as approved by Party B. During the period of validity, the available loan amount of Party A at a certain time point shall be determined according to the loan amount and the conditions of the used loan. The amount of available loan for each time shall be subject to the agreement in the Credit Expenditure Sheet for Cloud Express Loan of China Construction Bank. For the revolving loan amount, the available loan amount = approved loan amount - the total amount of other unrepaid loans herein; for the non-revolving loan amount, the available loan amount = approved loan amount - the cumulative loan principal amount herein.

III. The term “loan amount”, “available loan amount” or its calculation method as mentioned in the contract is designed to facilitate Party A to estimate the feasibility of applying for loan; If the agreed “loan amount” and “available loan amount” are non-commitment, they do not constitute the inevitable loan issuing obligation of Party B. Party A shall submit application for using “loan amount” or “available loan amount”. Only after Party B reviews and agrees in writing and other conditions agreed herein are met, the applied loan amount shall constitutes Party B’s issuing obligation.

Article 4 Borrowing

I. Within the term of validity of the loan amount, the loan may be used in a revolving or non-revolving manner as agreed between Party A and Party B. Revolving use refers to any amount that can be used by Party A within the available loan amount and the period of validity, and the amount can be used repeatedly within the period of validity. Non-revolving expenses refer to loans applied for by Party A that can be used one-time or divided within the period of loan. See Article 22 of the Contract for the agreement on the mode of expenses.

II. When applying for the loan amount, Party A shall submit the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank, which shall be approved and confirmed by Party A, and Party B shall issue the loan according to the agreement. The amount, purpose, term, interest rate, payment method and repayment method of the loan shall be determined according to the stipulations herein and the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank.

III. When Party B issues a loan, the loan issued shall be transferred to the account agreed by both parties in the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank. For a single loan, Party B shall take the first the issuing date as the interest date. The length of the loan term shall be calculated accordingly, but in no case shall it exceed the expiry date of the valid period of the loan amount.

Article 5 Loan payment

I. The loan hereunder shall be issued by the entrusted payment method of Party B to the transaction object of Party A for the purpose specified herein. If the loan conforms to the laws and regulations or the provisions of the national banking supervision department and Party B agrees to issue, the loan may be paid in the independent payment method of Party A to its own account, and Party A may use the amount for intended transactions for the specified purposes herein).

II. Party A shall be obliged to provide Party B with a collection account meeting the requirements according to the loan payment method applicable to the loan under the Contract, so that Party B can transfer the loan funds accordingly. If the loan is paid by the entrusted payment method of Party B, Party A agrees to authorize Party B to pay the loan fund as agreed herein.

III. If the loan hereunder is paid by Party A’s independent payment method, if Party A fails to provide the purpose proof materials before the loan is issued, Party A shall inform Party B of the payment of the loan fund from the date when the single loan is issued to the account agreed by both parties. Party B has the right to check through account analysis, voucher inspection or on-site investigation to find out whether the loan fund payment conforms to the agreed purpose, and Party A shall cooperate with it. Party B is entitled to seek for relief measures listed in Article 11 (b).

Article 6 Preconditions for issuing loans

For Party A’s application for payment, Party B shall be obliged to issue the loan only if the following preconditions are met, except that Party B gives up all or part of the application for payment:

1. Party A has completed the approval, registration, delivery and other legal formalities related to the loan hereunder in accordance with relevant laws and regulations

2. Where there is a guarantee in the Contract, the guarantee complying with Party B’s requirements shall be effective and continuously valid;

3. Party A does not have any breach of contract and may endanger Party B’s creditor right;

4. The laws, regulations, rules or competent authorities do not prohibit or restrict Party B from issuing the loan hereunder

5. Other preconditions agreed by both parties for issuing loans.

Article 7 Loan interest rate, default interest rate and interest calculation and interest settlement

I. Loan interest rate

The interest rate of a single loan herein can be applied with fixed interest rate, floating interest rate or other interest rate methods, which shall be subject to the agreement in the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank.

II. Penalty interest rate

(I) If Party A fails to use a single loan for the purpose agreed herein and misappropriates the loan, the penalty interest rate shall subject to the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank.

(II) In the case of a single loan overdue under this contract, the overdue interest rate shall subject to the Loan Expenditure Sheet of Cloud Express Loan of China Construction Bank.

III. LPR interest rate

(I) The LPR interest rate herein is determined in accordance with Article 23.

(II) When determining the “loan interest rate of the same grade”, the loan under the revolving expenditure mode shall be determined according to the length of a single loan; the loan under the non-revolving expenditure mode shall be determined according to the length of the valid period of the loan amount under the Contract.

If new rate policies are issued by the the People’s Bank of China, the applicable standards for the loan interest rate commercial banks may be determined at the bank’s own discretion; Party B has the right to select a certain interest rate standard applicable to the single loan under the Contract within the specified range, and Party A agrees to abide by the standard and perform its obligations accordingly.

IV. Interest calculation and settlement

(I) The loan interest shall be calculated from the date when a single loan is issued to the account agreed by both parties, and the interest shall be calculated on a daily basis. At the time of interest calculation, the interest-bearing days of each month shall be calculated according to the actual days if the borrowing term is within one year (inclusive). Daily interest rate, annual interest rate and monthly interest rate: Daily interest rate = annual interest rate/360 = monthly interest rate/30, unless otherwise specified by both parties. For a single loan hereunder, Party B will calculate the principal, interest and penalty interest (if any) payable by Party A in the current period on the day before the agreed repayment date according to the agreed repayment method and the interest rate payable in the current period. Party A shall repay the principal and interest of the current period in full before the repayment time limit of each period. If there are still outstanding principal, interest or overdue interest after the payment is due, Party B will calculate the current principle, interest and interest overdue of Party A on the day before each agreed repayment date according to the same interest settlement frequency as that before the loan is due, until all the principal, interest and default interest due to Party A are repaid. However, in the case of on-time payment of principle and interest of loan, if there is any outstanding principal, interest or penalty interest after the loan expires, Party B shall calculate the principal, interest and penalty interest payable by Party A in the current period one day before the corresponding date of the agreed repayment date according to the monthly interest settlement frequency.

(II) For the agreed repayment date of single loan under this contract, the loan shall be used according to the corresponding loan amount of Cloud Express Loan of China Construction Bank.

Article 8 Repayment

I. Principles of repayment

The repayment of Party A hereunder shall first be used to repay all expenses which shall be borne by Party A and advanced by Party B hereunder and the expenses for Party B to realize creditor’s rights, and the remaining amount shall be repaid in accordance with the following principles

(I) For loans with principal overdue for more than 90 days but not recovered, or loans whose interest is overdue for more than 90 days but not recovered, or the laws and;

(II) In the cases other than the above (I), the loan shall be repaid on the principle of first repayment of interest and then repayment of principal, and the interest shall be repaid with the principal.

II. Repayment METHOD

(I) One of the following repayment methods may be used for the loan under the Contract:

1. Equal principal repayment method.

2. Equal principal and interest repayment method.

3. One-time repayment of principal and interest. It refers to the single repayment of all loan interest and principal on the maturity date of the loan by Party A.

4. Monthly interest and principal repayment method. That is, Party A shall repay the loan interest on a monthly basis as agreed in the Contract, and shall repay the loan principal by installments as agreed in the Contract

5. Other repayment methods agreed by Party B.

III. Repayment mode

(I) Entrusted deduction method: Party A shall authorize Party B to directly deduct the repayment from the balance account opened by Party A in Party B’s system. If the entrusted deduction account is an account under the name of a third party other than Party A, the third party shall issue a letter of authorization to authorize Party B to deduct Party A’s payment from the account.

When applying entrusted deduction, Party A shall deposit the full amount of the current repayment payable into the designated entrusted deduction account at the latest before the termination of counter business on the day before the agreed repayment date of each period.

If Party A fails to deposit the full amount of the repayment amount into the designated entrusted deduction account before the termination of counter business on the day before the agreed repayment date, and thereby resulting in loan default, Party B shall have the right to collect overdue default interest and compound interest from the agreed repayment date, and shall have the right to directly deduct the repayment amount from any account opened by Party A in China Construction Bank System on the agreed repayment date and at any time thereafter, however, no obligation should to undertaken by Party B due to such deduction.

The deduction via savings passbook and debit card shall be reflected by Party A re-registering the passbook at the business counter designated by Party B or printing the statement, and no reconciliation voucher will be sent separately for each installment.

(II) Counter and self-service repayment method: Party A shall directly go to the business counter designated by Party B or the self-service channel set up by Party A to handle repayment in cash, cheque, bank card, etc. Under this repayment method, Party A shall go through the repayment procedures with Party B at the latest one day before the agreed repayment date for each installment of repayment.

If Party A fails to repay the amount due one day before the agreed repayment date, Party B shall have the right to collect overdue penalty interest and compound interest from the agreed repayment date.

If Party A pays the current repayment amount in full at the business counter designated by Party B or in the self-service channel set up by Party A before one day before the agreed repayment date, Party B will carry forward the interest paid by Party A due to early repayment of the current amount to the next installment without paying the deposit interest according to the principle of “daily interest calculation.”

The repayment method of the loan under the Contract shall be subject to the stipulations of the Loan Expenditure Sheet of Cloud Rapid Loan of China Construction Bank.

(IV) Early Repayment of Principal

Party A may apply for early repayment of the principal, and Party A shall submit the application to Party B in advance to repay the principal in advance after Party B agrees. Where Party A repays the principal in advance, Party A shall go through the procedures of repaying the principal at the business counter designated by Party B.

When Party A repays the principal in advance, it shall first pay off the principal and interest in arrears (if any). If Party A partially repays the principal in advance, it must first settle the principal and interest payable for the current installment.

If Party A applies for partial or full prepayment of the loan principal, Party B shall calculate and charge interest according to the loan interest rate applied in this Contract at the time of prepayment, the amount of prepayment and the actual days of loan for the current installment, and the previously calculated and charged loan interest will not be adjusted.

When Party A applies for early repayment of the principal, Party A may at the same time apply for shortening the loan period in accordance with the first paragraph of Article 9 of the Contract.

Article 9 Change of loan term and loan repayment method

(I) For the single loan under this contract, the loan period shall be more than one year, but the application shall be submitted in advance. Upon the consent of Party B, both parties shall sign the Agreement of Loan Period Change and go through relevant formalities.

When the loan period reaches the new interest rate period level after the change, the loan interest and penalty interest rate shall be determined according to the new LPR interest rate and the rules agreed in the contract from the date of change (unless otherwise agreed by Party A and B). The accrued interest will not be adjusted.

(II) For single loan under this contract, Party A may apply for change of repayment method within the loan period, but shall submit application to Party B in advance, and both parties shall sign relevant agreement on change of repayment method and go through relevant formalities upon Party B’s agreement.

Where Party A applies to change the loan period or repayment method, Party B may therefore require Party A to pay the loan contract change fee, specific fee standard, preferential measures and their effective date and termination date, exception clauses and restrictive clauses related to the fee, consulting network, website and other channels to Party A by announcement. The announcement content provided by Party B constitutes an integral part of the agreement and shall be effective. Party A shall sign the agreement after fully knowing and understanding the relevant announcement content.

Article 10 Main rights and obligations of both parties

I. Main rights and obligations of Party A:

(I) Party A has the right to require Party B to issue loan according to the contract.

(II) Party A has the right to require Party B to keep the family assets, financial data, personal data on production and operation and business secrets provided by Party A confidential, unless otherwise stipulated by laws and regulations and financial regulatory authorities or agreed by both parties.

(III) Party A has the right to refuse Party B and its staff to ask for bribes, and have the right to report the above-mentioned acts or Party B’s violations of national laws and regulations on credit interest rates and service charges to relevant departments.

(IV) Party A shall provide information about identity, repayment ability, personal credit and enterprise credit as required by Party B. Party A shall guarantee the authenticity, accuracy, legality, integrity and effectiveness of the relevant materials, documents and information provided to Party B.

(V) Party A shall return the principal and interest of the loan in full and on time as agreed in the contract and pay all kinds of expenses agreed in the Contract.

(VI) Party A shall utilize the loan for the agreed purpose. Without the written consent of Party B, Party A shall not misappropriate the loan for other purposes.

(VII) Party A shall notify Party B in writing and obtain the written consent of Party B to provide guarantee for the debts of others.

(VIII) Party A shall provide relevant financial and accounting data, production and operation status and loan materials as required by Party B, including but not limited to providing Party B with Party A’s balance sheet at the end of the previous quarter and the profit and loss statement as of the end of the previous quarter ( income and expenditure statement for public institution) within 10 working days of the first month of each quarter, and timely provide Party A’s current annual cash flow statement at the end of the year, and ensure that the data provided are legal, true, complete, accurate and effective, without providing false materials or concealing important business financial facts;

(IX) Where Party A suffers from any major adverse event or other situation endangering Party B’s creditor’s rights, or Party A suffers from any change in the name, legal representative (person in charge), domicile, business scope, registered capital or articles of association of the company (enterprise) and other industrial and commercial registered items, Party A shall notify Party B in writing within 3 working days after the occurrence and attach relevant materials after the change;

(X) Party A shall accept that Party B and the jointly authorized agent inspect the use of the loan in a reasonable manner.

(XI) Where the entrusted deduction is adopted for repayment, Party A shall ensure the effective deduction of Party B according to the following requirements:

1. Provide truthful and legal information about the entrusted deduction account;

2. Deposit the full amount of each installment into the authorized deduction account as agreed;

3. If Party A changes the entrusted deduction account, Party A shall go through the change formalities at the counter designated by Party B 15 working days before the agreed repayment;

4. If Party B is unable to deduct the principal and interest in full due to the freezing, deduction, change and insufficient balance of the entrusted deduction account, Party A shall provide Party B with a new legal and effective repayment account in time, or make up the account balance in time and apply for deduction from Party B, or make repayment at the business counter designated by Party B in time.

(XII) Party A shall notify Party B in writing within 10 working days of becoming aware of the occurrence or possible occurrence of the following matters;

1. The mortgaged property is listed in the demolition scope, such as forced requisition, forced scrapping, which may cause the mortgaged property loss;

2. Any dispute between the mortgagor, the pledgor and the third party over the mortgaged property or the pledged property (pledge right);

3. Litigation, arbitration or administrative measures that have or may have a significant adverse effect on Party A’s performance of the repayment obligations;

4. Party A’s personal and family economic situation changes before the loan is fully repaid, which may adversely affect its debt repayment ability;

5. The merger, division, equity change, capital increase or decrease, joint venture or joint venture of the enterprise of Party A as controlling shareholder or actual controller;

6. Other events that have or may have significant adverse effects on Party A’s performance of the repayment obligations.

(XIII) Party A shall not use the loan for the following purposes:

1. To produce and engage in products and industries expressly prohibited by the State;

2. Engage in equity investment, using loans as registered capital, registered capital verification or capital increase and share expansion;

3. Purchase of shares, funds, financial products, financial derivatives, lotteries, precious metal transactions, etc.;

4. Engaging in illegal borrowing and fund-raising;

5. Other purposes banned by relevant state laws, regulations and rules.

(XIV) If there are more than two (including two) Borrowers in the Contract, each Borrower shall bear joint and several liability for all contractual obligations under the Contract, that is, Party B has the right to require any borrower to perform all contractual obligations.

II. Main rights and obligations of Party B

(I) The loan shall be issued in full amount in time as agreed in the contract, except for delay caused by Party A.

(II) The relevant personal data provided by Party A shall be kept confidential unless otherwise stipulated by laws, regulations and regulatory agencies or agreed by both parties. Party A agrees and authorizes Party B to provide Party A’s personal information obtained by Party B to a third party other than Party A and Party B in the following circumstances:

1. Party B shall be obliged to assist the competent authorities specified by laws and regulations and financial regulatory authorities in inquiry, asset freezing, deduction, investigation and evidence collection and other activities;

2. For the purpose of handling relevant matters hereunder or exercising rights hereunder, Party B shall provide them to third parties for handling matters hereunder;

3.Other necessary and reasonable circumstances where both parties have no objection.

Party B shall provide Party A’s personal information to the third party in accordance with the Contract, including Party A’s identity information, account information, mailing address, contact information and other personal information.

Party B shall provide Party A’s personal information to the third party according to this contract, including Party A’s identity information, account information, mailing address, contact information and other personal information.

Party B promises to require relevant third parties to bear corresponding confidentiality obligations for Party A’s personal information.

(III) Party B has the right to know and verify the identity of Party A and its family members, repayment ability, personal credit and family financial status; Have the right to require Party A to provide information related to the loan application and the use of the loan limit.

(IV) Party B has the right to investigate the legality, authenticity, effectiveness and accuracy of the materials and documents provided by Party A and the use of the loan.

(V) Where Party A’s credit status changes and may or has adversely affected its solvency, Party B has the right to reduce, suspend or even cancel Party A’s loan limit.

(VI) Party B has the right to require Party A to repay the principal, interest and expenses of the loan on schedule, execute other rights agreed in this contract and require Party A to perform other obligations under this contract.

(VII) Where Party A fails to repay any amount payable under the Contract in full on schedule, Party B has the right to transfer the corresponding amount in RMB or other currencies from any account opened by Party A in China Construction Bank system without prior notice to Party A. if the deducted amount is in foreign currency, Party B has the right to convert it into RMB to pay off the amount payable by Party A according to the bank purchase price of the foreign exchange rate published by China Construction Bank at the time of deduction. If Party A still has other due debts to Party B other than the debts under this contract, Party B has the right to decide to use the above deduction to pay off any other due debts first.

Article 11 The Liability for Breach of Contract and the Clause of Relief Measures in Case of Threatening Party B’s Creditor’s Rights

I. Party A’s breach of contract and circumstances that may endanger Party B’s creditor’s rights

(I) Party A’s breach of contract:

1. Party A fails to repay the loan principal and interest or other payables in full and on time as agreed in the Contract;

2. Party A fails to use the loan for the purpose specified in the Contract;

3. Providing false, invalid or incomplete information, documents or materials to Party B;

4. Party A refuses or hinders Party B from inspecting its income or credit;

5. Party A fails to submit the loan purpose certificate to Party B within the time limit specified in the Contract;

6. In case Party A pays independently, Party A fails to pay the funds within 30 days after the loan is released to Party A’s account;

7. Where Party A dies or the defendant dies and the lawful heir of his property does not continue to fulfill the Contract;

8. Party A is declared missing, and its property trustee does not continue to fulfill the Contract;

9. Party A loses the capacity for civil conduct and his guardian does not continue to perform the Contract;

10. Party A expressly or by its actions indicates that it will not perform its obligations hereunder;

11. Party A violates other obligations agreed herein.

(II) Circumstances that may damage Party B’s creditor’s rights:

1.	P Party A or its legal successor is subject to administrative or criminal punishment, involved or about to be involved in major litigation or arbitration procedures and other legal disputes, and Party B believes that it may or has had an adverse impact on its solvency;

2.	Party A transfers property at a low price, transfers or hides property free of charge, reduces or relieves the debts of a third party, delays in exercising creditor’s rights or other rights, and other behavior Party B believes that it may endanger the safety of creditor’s rights under this contract;；

3.	Party A fails to perform other due debts owed to China Construction Bank, or Party B finds that Party A has other arrears of debts;

4. Other major changes in Party A’s personal and credit status or loan repayment ability (including but not limited to nationality change, residence change, marriage change, deterioration of family financial status, income reduction, unemployment, major diseases, arrears of other debts, etc.), which Party B believes may or has had an adverse impact on its solvency, and Party A fails to supplement the guarantee recognized by Party B；

5. Party A conducts other acts that are enough to adversely affect its debt repayment ability;

6. During the guarantee period, if the guarantor has one of the following circumstances, and Party A fails to provide a new guarantee that meets the requirements of Party B, Party B believes that it may endanger the safety of creditor’s rights under this Contract:

(1) Breach of any agreement in the guarantee contract or any false, error or omission in the matters stated and guaranteed;

(2) The legal person or other organization as the guarantor has contracting, trusteeship (takeover), leasing, joint-stock transformation, reduction of registered capital investment, joint venture, merger, merger, acquisition and reorganization, division, joint venture, (application) suspension of business for rectification, application for dissolution, (application for bankruptcy), change of controlling shareholder / actual controller or transfer of major assets, transfer of property at a low price or free of charge, reduction and exemption of third-party debts, delay in exercising creditor’s rights or other rights Suspension of production, suspension of business, imposition of high fines by the competent authority, cancellation of registration, revocation of business license, inability of the legal representative or the main person in charge to perform their duties normally, involving major legal disputes, severe difficulties in production and operation or deterioration of financial situation, which may affect the guarantor’s ability to guarantee housing;

(3) The guarantor refuses Party B to supervise its capital and property;

(4) The Guarantor provides a guarantee to a third party that exceeds the shared affordability;

(5) Other circumstances under which the guarantor loses or may lose the guarantee ability.;

7. During the period of mortgage or pledge, in case of any of the following circumstances, Party A fails to provide a new guarantee that meets the requirements of Party B, and Party B believes that it may endanger the safety of creditor’s rights under this Contract:

(1) Damage, loss and reduction of value of mortgaged property or pledged property (pledge rights) due to state expropriation, confiscation, requisition, free recovery, demolition, changes in market conditions or any other reasons by a third party;

(2) The mortgaged property or pledged property (pledge right) is sealed up, seized, frozen, deducted, retained, auctioned, supervised by administrative authorities, or the ownership is disputed;

(3) The mortgagor or pledgor violates the mortgage contract or any agreement or statement and guarantee in the pledge contract, and there is any falsehood, error or omission;

(4) Other circumstances that may imperil the realization of Party B’s mortgage or pledge.

8. The guarantee is not tenable, ineffective, invalid, revoked or cancelled, the guarantor breaches the contract or clearly indicates by its behavior that it will not perform its guarantee responsibility, or the guarantor loses part or all of its guarantee ability, the value of the collateral decreases and other circumstances that Party B believes may endanger the safety of the creditor’s rights under the contract, Party A fails to provide a new guarantee as required by Party B, and Party B believes that it may imperil the safety of the creditor’s rights under the contract;

9. Other circumstances that Party B believes may imperil the safety of creditor’s rights under this contract.

II. Relief Measures of Party B

In case of any of the above breaches or situations that may endanger Party B’s creditor’s rights, Party B has the right to exercise one or more of the following rights:

1. Stop issuing the loan under the contract and the individual loan payment order;

2. Lower and suspend the loan until Party A cancels the loan limit;

3. If all or a single loan is due immediately, Party A is required to cancel the loan principal, interest and related expenses immediately.

4. If Party A fails to use the loan according to the purpose agreed in the contract, the penalty interest and compound interest shall be calculated and charged according to the penalty interest rate calculated according to the rules agreed in the contract and the interest settlement method agreed in the contract from the date of failing to use the loan according to the purpose agreed in the contract to the date of full repayment of principal and interest.

Where Party A fails to submit to Party B, within the time limit specified in the Contract, proof materials for the purpose of borrowing in accordance with Party B’s requirements, Party B shall have the right to collect liquidated damages from Party A in addition to other remedies agreed in this Article. It shall be executed in accordance with Article 24 hereof.

For the declaration of the principal and interest of any loan period that Party A fails to pay off on time, the penalty interest and compound interest shall be collected according to the total penalty interest rate calculated according to the stipulations herein and the interest settlement method agreed herein from the overdue date to the date when the principal and interest are fully paid off in arrears.

If the loan is used beyond the time limit and for the purposes agreed herein, the heavier one shall be charged with penalty interest and compound interest and shall not be punished concurrently；

5. Transfer any currency from the account opened by Party A in China Construction Bank system to offset the amount payable by Party A；

6. Require Party A to correct the breach of contract within a time limit and compensate Party B for the corresponding losses；

7. Party A is required to provide a new guarantee in accordance with Party B’s requirements under the Contract；

8. Fulfill guarantee rights

9. If Party A fails to make full repayment on time, Party B has the right to repay all the loans with floating interest rate under the Contract；

10. Collect or recover by entrusting the three parties or through any public media announcement, etc.;

11. To collect or recover the principal and interest of the loan in accordance with the law and the cutting expenses incurred thereby；

12. Terminate the Contract

13. Have Right to take other relief measures.

III. Breach of Contract by Party B and Liability for Breach of Contract

(I)	Where Party B fails to issue the loan as agreed in this contract without justified reasons, Party A may require Party B to continue to issue the loan as agreed in this contract;

(II)	Where Party B violates the prohibitive provisions of national laws and regulations and collects interest and fees that should not be collected from Party A, Party A has the right to require Party B to return them.

Article 12 The same changes, releases and transfers of rights and obligations

After the Contract comes into force, Party A and Party B shall not unilaterally alter or terminate the Contract.

If Party A transfers the rights and obligations hereunder to a third party, Party A shall obtain the prior written consent of Party B.

Article 13 Miscellaneous agreement

I. Bearing of expenses

Refer to Article 26 of the Contract for details of the expenses related to the loan hereunder and the expenses incurred to realize the creditor’s rights.

II. Use of Party A’s Information

If Party A is a natural person, Party A agrees Party B to query, print and save Party A’s credit status and other personal information through the basic database of financial credit information and other credit investigation institutions established according to law, and the information obtained from the query is used for examining loan application, guarantor qualification examination and post loan management. Party A also agrees that Party B shall provide Party A’s personal information and credit information (including bad information) to the basic database of financial credit information and other credit investigation institutions established according to the law.

If Party A is a legal person or other organization, Party A agrees Party B to inquire Party A’s credit status from the credit database or relevant units and departments approved by the people’s Bank of China and the competent credit investigation department, and agrees Party B to provide Party A’s information to the credit database approved by the people’s Bank of China and the competent credit investigation department. Party A also agrees that Party B can reasonably use and disclose Party A’s information for business needs.

III. Announcement and Collection

Party B shall have the right to notify the relevant departments or units, and have the right to announce and collect through the news media, if Party A is engaged in illegal acts, defaults on the loan principal and interest, or other cases of breach of contract or which may endanger the creditor’s rights of Party B.

IV. Validity of evidences recorded by Party B

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records concerning principal, interest, expenses and repayment records, etc., the documents and vouchers made or retained by Party B and the records and vouchers for Party A to collect loans during the operation of drawing, repayment and payment of interest, etc., shall all constitute valid confirmation evidence of the creditor’s rights relationship between Party A and Party B.

V. Reservations of rights

The rights of Party B under this Contract shall not affect or exclude any rights enjoyed by Party B under laws, regulations and other contracts. Any indulgence, grace, preference or delay in exercising any right under the Contract for breach of contract or delay shall not be deemed as a waiver of the right or interest under the Contract or a license or approval for any breach of the Contract, nor shall it limit, prevent or hinder the continued exercise of the right or the exercise of any other right, nor cause Party B to assume obligations and liabilities to Party A.

VI. See Article 26 of the Contract for other agreements between the parties.

Article 14 Applicable Law of Contract and Dispute Resolution

See Article 28 herein.

Article 15 Effectiveness of the Contract

This contract shall come into force after being signed by Party A or its authorized agent, signed by the person in charge or authorized agent of Party B (or stamped with personal seal) and stamped with official seal (or special seal for contract).

Article 16 Notice

The notice issued by either party hereto to the other party shall be delivered via the mailing address, telephone number or other contact information specified herein.

Article 17 Annex of the Contract

Documents or materials used in the business process under this contract, such as personal limit loan disbursement slip, loan payment voucher, application for early repayment of this contract and so on, shall be regarded as annexes to this contract and an effective part of this contract.

Article 18 Party A’s representations and warranties

I. Party A is clearly aware of Party B’s business scope and authority.

II. Party A has the right to sign the Contract.

III. Party A has read all the terms of this contract and has paid special attention to the contents in black. Party B has clearly explained the relevant terms at the request of Party A. Party A has fully understood the meaning of all terms and the corresponding legal consequences. Party A agrees to abide by all terms and voluntarily bear the relevant risks that may arise.

IV. Party A shall sign and fulfill its obligations under the Contract in accordance with laws, administrative regulations, rules, articles of association or internal organizational documents of Party A, and has obtained the internal authority of the Company and/or the competent authority of the state.

V. Party A 1’s production and operation are legal and compliant;

VI. Party A 1 has the ability to carry out sustainable operation and has a legal source of repayment;

VII. Party A promises that all the loans under the Contract are based on the actual needs of the specific purpose of the loan and do not exceed the actual needs.

VIII. Party A 1 and its controlling shareholders have good credit status and no major bad records.

IX. Party B has the right to entrust other branches of China Construction Bank to issue loans under the Contract and exercise and perform the rights and obligations of Party B under the Contract, and Party A has no objection thereto.

X. Party A declares that at the time of signing this contract, it and its important affiliates did not violate any laws, regulations and rules on environmental and social risk management, and promises to strengthen the environmental and social risk management of itself and its important affiliates, strictly abide by the laws, regulations and rules on environmental and social risk management, and eliminate the construction, production Hazards and related risks to the environment and society in business activities (including but not limited to environmental and social problems related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, etc.). Party A acknowledges that Party B has the right to supervise Party A’s environmental and social risk management, and has the right to require Party A to submit an environmental and social risk report. If the above statement of Party A is false or the above commitment is not fulfilled, or Party A may cause environmental and social risks, Party B has the right to stop granting credit to Party A (including but not limited to refusing to grant loans, providing financing, issuing letters of guarantee or letters of credit or bank acceptance bills, etc.), or declare that the principal and interest of creditor’s rights (including but not limited to loans, financing, advances that have occurred or may occur, etc.) expire in advance, Or take other relief measures agreed in this Contract or permitted by the law.

Special signing clause

Article 19 Contractor Information

1. Party A (Borrower) :

Party A 1: Shenzhen Yitianxin Electronic Co., Ltd.

Residence: 7a, Floor 7, R&D Building, Avionics Engineering, No. 7, Lanshan Road, North District, Science Park, Nanshan District, Shenzhen

Legal Representative (Person in charge) Jiang Yili

Mailing address and postcode: Sunshine Palm Garden, Qianhai Road, Nanshan District, Shenzhen City, Guangdong Province 5-1-10B/518000

Telephone and fax: 13902441129

Party A: Jiang Yili

ID Card Name and Number: [redacted]

Residence: 5-1-10B, Sunny Palm Park, Qianhai Road, Nanshan District, Shenzhen City, Guangdong Province

Mailing address and postcode: Sunshine Palm Garden, Qianhai Road, Nanshan District, Shenzhen City, Guangdong Province 5-1-10B/518000

Telephone and fax: 13902141129

Additional Information This column is blank

Party A 3: This column is blank

ID card name and number: This column is blank

Address: This column is blank

Mailing address and postal code: This column is blank

Contact telephone and fax: This column is blank

Additional Information: This field is blank

2. Information of Party B (Lender):

Loan to Shenzhen Branch

Residence: Building A, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen

Address and Postal Code: No. 02/518033, 1st Floor, Feida Building, Zhenhua Road, Shenzhen, Guangdong Province

Tel: 86-0755- 23823796

Other information: this column is blank

Article 20 Agreement on Article 1

Party B shall provide Party A with circulation of RMB four million two hundred and ninety thousand Yuan only. The loan limit is an uncommitted limit. Party A’s application for using the loan shall be reviewed and approved by Party B, and Party B has the right to re-determine the loan limit.

Article 21 Agreement on Article 2

If the effective period of the loan amount is August 9, 2020, August 9, 2023, and the date of the first actual loan under the Contract is after the effective period of the loan amount specified in this Article, the effective period of the loan amount specified in this Article shall be postponed accordingly. When the loan limit expires, the unused loan limit will automatically become invalid.

Article 22 Agreement on Article 4

Upon the agreement of both Party A and B, the loan shall be expended in the following ways under the Contract:

I. Circulating expenditure

II. Non circulating sub expenditure

III. Non circulating one-time expenditure

Article 23 Agreement on Article 7

The LPR interest rate under the contract shall be determined according to Item 2 below:

I: when the loan is granted for the first time under this contract, the LPR interest rate refers to the one-year loan market quotation interest rate (1ylpr) of the national interbank lending center on the working day before the effective date of this contract; Thereafter, when the loan interest rate is adjusted according to the above agreement, the LPR interest rate refers to the one-year loan market quotation rate of the national interbank lending center on the working day before the adjustment date.

II: when the loan is granted for the first time under this contract, the LPR interest rate refers to the one-year loan market quotation interest rate (1ylpr) of the national interbank lending center on the working day before the value date; Thereafter, when the loan interest rate is adjusted according to the above agreement, the LPR interest rate refers to the one-year loan market quotation rate of the national interbank lending center on the working day before the adjustment date.

III: when the loan is granted for the first time under this contract, the LPR interest rate refers to the market quotation interest rate (5ylpr) for loans with a term of more than 5 years of the national interbank lending center on the working day 8 before the effectiveness of this contract; Thereafter, when the loan interest rate is adjusted according to the above agreement, the LPR interest rate refers to the market quotation interest rate for loans with a term of more than 5 years of the national interbank lending center on the working day before the adjustment date.

IV: when the loan is granted for the first time under this contract, the LPR interest rate refers to the market quotation interest rate (5ylpr) for loans with a term of more than 5 years of the national interbank lending center on the working day before the value date; Thereafter, when the loan interest rate is adjusted according to the above agreement, the LPR interest rate refers to the market quotation interest rate for loans with a term of more than 5 years of the national interbank lending center on the working day before the adjustment date.

Article 24 Agreement on Article 11

Agreement on Party A’s failure to submit proof materials of loan purpose to Party B within the time limit agreed in the contract. For a single loan without proof of purpose, liquidated damages shall be paid. The calculation method of liquidated damages is: this column is blank.

Article 25 Loan guarantee method

The guarantee method under this contract is the second of the following:

I. Guarantee.

II. Maximum mortgage.

III. Maximum pledge of rights.

IV: Credit.

Article 26 Other agreements between the parties

I The agreement between Party A and Party B on cost bearing is as follows:

1.	All expenses incurred by Party B to realize the creditor’s rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, evaluation fees, auction fees, notarization fees, service fees, announcement fees, lawyer fees, etc.) shall be borne by Party A. If Party B has made the advance payment, the advance payment constitutes Party A’s debt to Party B.

2.	Other expenses related to borrowing: this column is blank.

II. The price and extra price expenses under this contract are tax inclusive prices including value-added tax, unless otherwise agreed by the parties. II. The price and extra-price expenses under the Contract are included in VAT, unless otherwise agreed by both parties.

I. Invoice

3. 1 Party B shall issue invoices in accordance with the provisions of (1) below;

(1) If Party A raises the invoicing demand, Party B shall issue the VAT invoice of the current payment amount after receiving the payment from Party A.

(2) Other agreements: This column is blank.

3. 2 Invoicing information provided by Party A

Company name: Shenzhen Yitianxin Electronics Co., Ltd.

Taxpayer Identification Number: This column is blank

Bank account: This column is blank

Deposit Bank: This column is blank

Address: This column is blank

Tel: This column is blank

3. 3 If it is necessary to void the invoice or issue a red ink invoice, Party A shall provide assistance in time according to the requirements of Party B. If the invoice cannot be cancelled or red ink invoice cannot be issued due to Party A, Party A shall compensate Party B for all losses, including but not limited to taxes, surcharges, fines and late fees.

IV. If Party A is an overseas institution of the People’s Republic of China, and the price and extra-price expenses under the Contract are subject to tax preferential treatment in accordance with laws, regulations, rules or relevant regulations of relevant departments, and tax filing is required, Party A shall timely provide sufficient and accurate VAT preferential treatment filing materials to Party B according to Party B’s requirements, so as to assist Party B in completing tax filing and other work.

V. Other clauses agreed by Party A and Party B are:

1. If the Borrower hereunder includes both natural persons and legal persons or other organizations, each Borrower shall undertake all contractual obligations hereunder jointly ans severally, and Party B shall have the right to provide credit information (including bad information, the same below) of all Borrower or part of Borrower to basic database of financial credit information and other credit reporting agencies established according to law at its own discretion. If Party B chooses to provide only personal credit information or enterprise credit information to credit reporting agencies, Party A shall have no objection.

2. Party A confirms and agrees that:

When the debt under this contract is overdue (including partial overdue and overdue after the loan is declared to be due in advance) for 30 days or more, Party B has the right to transfer the creditor’s rights and security rights under this contract to third parties (including but not limited to asset management companies), and has the right to notify the debtor and guarantor of the transfer of creditor’s rights by notarization, letter delivery or newspaper publicity at or above the provincial level.

In case of the transfer of creditor’s rights and security rights mentioned above (hereinafter referred to as “asset transfer”), the interest rate of any single loan under this Contract will be changed to a fixed interest rate of 12.66%/year from the actual date of asset transfer. Thereafter, the penalty interest rate of the loan that the borrower fails to use according to the agreed purpose and the penalty interest rate of the loan overdue shall be determined according to the loan interest rate level mentioned in the preceding paragraph and the floating ratio agreed in the corresponding expenditure bill.

3. This column is in blank

VI. Party A and Party B make the following agreement on the service address and legal consequences of various notices, agreements and documents related to the Contract

1. Delivery address

(1) Party A confirms that the valid delivery address is:

Party A 1: see Article 19 mailing address.

Party A 2: see Article 19 mailing address.

Party A 3: see Article 19 mailing address.

(2) Party B confirms that the valid address for delivery is the address of correspondence with Article 19.

2. Applicable scope of delivery address

The above service address is applicable to the service of various notices, agreements, agreements and other documents related to the Contract, as well as the service of relevant documents and legal documents in case of disputes under the Contract, including the service of relevant documents in the first instance, second instance, retrial and execution procedures after disputes enter into arbitration and civil litigation procedures, and the service of relevant documents in other procedures.

3. Change of address delivered

(1) If Party A needs to change the service address, Party A shall notify Party B in writing five working days in advance, and the written notice shall be delivered to Party B at the service address;

(2) If Party B needs to change the delivery address, Party B shall notify Party A by means such as in writing, mail, short message or announcement.

(3) Where a party changes its address in arbitration or civil action, the party shall also notify the arbitration institution and court in writing.

(4) After one party fulfills the obligation of notice of change according to the above agreement, its changed address for service shall be the valid address for service, otherwise its previously confirmed address for service shall still be the valid address for service.

4. Legal consequences

(1) Because the service address provided or confirmed by either party is inaccurate, the service address is changed and fails to timely perform the notice obligation in the manner described above, the party or

(2) The address for service may be served directly by post by the arbitration institution or court, even if the parties fail to receive the service by post by the arbitration institution or court

VII. This column is in blank.

Article 27 Agreement on Article 14

The Contract shall be governed by the laws of the People’s Republic of China (for the purpose of signing and performing this Contract, the laws of the Hong Kong Special Administrative Region and the Macao Special Administrative Region shall not be included.)

Any dispute arising out of or in connection with the Contract may be settled through negotiation. If the dispute cannot be settled through negotiation, there are two ways:

1. Bring a lawsuit to the People’s Court where Party B resides.

2. Submit to the Shenzhen Arbitration Commission (place of arbitration: Shenzhen) for arbitration in accordance with the prevailing arbitration rules in force. The arbitral award is final and binding on both parties.

During the period of litigation or arbitration, the terms and conditions of the non-disputed part of the Contract shall still be performed.

Article 28 Contract number agreement

The Contract is made in triplicate, each has the same legal effect.

Article 29 Operating bank and seal of Party B

Party A confirms that after this contract comes into effect, Party B may entrust Shenzhen Branch of China Construction Bank Corporation and/or one or more of its branches as the handling bank of this contract; and the handling bank shall have the right to execute relevant legal documents in its own name and enjoy the rights under the Contract, including but not limited to the actual performance, debt collection, litigation/arbitration, enforcement, etc. of the Contract (in partial or in full). Where Party B’s obligations under the Contract are performed, Party B shall be deemed to have performed the Contract, and Party A’s obligations and duties shall not be exempted. Party B or the operating bank has the right to affix the official seal, business seal or contract seal on the relevant business material or certificates.

(Signature page below, no text)

(This page is the signature page, without text)

Party A 1 (official seal)

Shenzhen Yitianxin Electronics Co., Ltd.(Chapter)

Party A 2 or its authorized agent (signature): /s/Yili Jiang

August 21, 2020

Party A 3 or its authorized agent (signature):

Party B (official seal or special seal for contract): /s/ Xiong Yin

Responsible person or authorized agent (signature or personal name)

August 21, 2020

China Merchants Bank Co., Ltd., Shenzhen Branch (sealed)

Shenzhen SME Financing Guarantee Co., Ltd. (sealed)

Statement of the Borrower’s spouse

As the Borrower’s spouse, I am fully aware of the Cloud Express Loan Contract signed by the Borrower and Shenzhen Branch of China Construction Bank Stock Price Co., Ltd. I acknowledge that: We, as husband and wife, having agreed to our own respective property separately after marriage, and the debts borne by the borrower under this contract shall be deemed as the joint debts of us, and I am willing to bear joint and several liabilities with the borrower for the debts.

Signature:/s/ Yi Nong

ID No.: 452624198107083324

Attention

In order to safeguard your interests, please read the following precautions carefully before signing this contract:

1. You have read all the terms of this contract and comprehend the meaning;

2. You have acknowledged that the relevant documents and information submitted are true, legal and valid;

3. You have acknowledged that you have the right to sign this contract and are aware of the rights and obligations hereunder;

4. You have acknowledged that any fraud or breach of contract is subject to corresponding legal liability;

5. You will sign and follow the contract on the principle of honesty and credibility;

6. Please use a pen, brush or signature pen to fill in the contents necessary;

If you still have any questions about this contract, you may consult all branches of China Construction Bank Co., Ltd.